Exhibit 99.3

A view from Kingsway’s newest director.

I joined the Kingsway Board in May of 2022 and I wanted to write this addendum to the CEO’s letter to shareholders to provide some insights into the company and my experience to date. I have been investing in public companies for the past 35 years and have learned that the goals of management and shareholders are often far apart. Management in many companies is interested in preserving power, driving excessive compensation and growing the size of the enterprise, without much concern about the benefits of such expansion. Investors are concerned with the growth in the stock price and would like to see intrinsic value per share rise at a rate of more than 10% annually over time, hopefully more. Based upon my interactions with both management and the other Board members, I think the entire team at Kingsway is acting upon one mission, increasing the intrinsic value of the company’s shares at an above average rate over time.

Why are both the management team and the shareholders aligned at Kingsway? I believe this starts with a Board that owns about 60% of the outstanding shares of the company. The independent Directors' shares were purchased with their own money and were not given to them via options or other stock grants. In fact, my sole compensation as a Kingsway director is $80,000 per year in cash. No options, no RSU or DSUs or any other fringe benefits. Given the large ownership at the Board level, decisions are made solely on what will benefit the shares in both the medium and long-term. Nothing else is considered. No politics, hidden agendas or other distractions. The Board has also been open to new and different ideas about how to improve Kingsway.

For instance, we have improved the investor relations function by hiring a new outside IR firm, offering quarterly conference calls and by making management readily available to potential investors. Kingsway was a wildly complicated company to understand just 24 months ago and until the middle of last year, crafting an investor relations message would have been nearly impossible. With the simplification of Kingsway underway, J.T. and his management team knew it was an appropriate time to re-engage with investors to tell them our story. We are not slaves to the stock price, but we hope by lowering the firm’s cost of capital, we create additional opportunities to create value for shareholders over time.

The management team, led by J.T. Fitzgerald, has been a critical piece of the success at Kingsway in 2022 as well. J.T.’s background as a search fund business CEO brings a unique and quite valuable perspective as we grow this part of our business. Since his arrival at Kingsway he has brought a disciplined approach to carefully disposing of non-core assets and also making a number of valuable acquisitions. I have also found him to be quite disciplined in his approach to acquisitions. For instance, we were less than one month away from acquiring a third business in the fourth quarter of 2022 but after all the analysis, the deal just didn’t meet our investment criteria. We could have purchased the business and it would have worked out okay, but J.T. and our searcher realized they should move past this purchase. That is exactly the type of behavior that gives me strong confidence in J.T. and the future of Kingsway.

I have found J.T. to be smart, focused and cheap. Don’t discount a frugal CEO, this country needs more of them. J.T. and his team strive to run a tight, lean operation with a strong focus on cost management. J.T. is quite mindful of how valuable company capital is and works hard to protect it everyday.

J.T. has been singularly focused on making Kingsway a more simple story to understand to investors. His goal is to create a company which uses highly gifted investor/managers to seek out businesses that they will run and grow over time. We are very early in the process, but hope to add new businesses each year which fit a demanding criteria: we want asset light, free cash flowing companies, which can grow by greater than GDP levels over time. We will also use our existing net operating losses to provide a tax shield for these strong cash flows.

I have been involved with a number of companies with large NOL assets. It is important to recognize that these NOLs exist to help reduce our tax expense and do not drive our investment decisions. We would buy these search companies even without the NOLs in place. The NOLs simply make it an even better investment. The failure of other companies with NOL assets is that they often let these tax assets override all decision making at the corporation. At Kingsway, the NOLs serve shareholders and we don’t do deals to keep the NOLs happy.

We are in an advantaged position at Kingsway after a very successful couple of years reducing non-strategic assets and by selling one of our warranty businesses at a very good multiple of earnings. The company has sold the vast majority of the non-core real estate from its portfolio and currently owns only one remaining real estate asset, our medical facility leased to the US Department of Veterans Administration for the next 14 years. This asset is currently for sale and we hope it will be sold by the end of 2023.

With the proceeds from these asset sales we have been able to buy back $75.5 million of our $90.5 million TRUPs debt. Our holding company debt is now only $15 million and has very favorable terms and is due in 10 years. Our businesses are all financed at the subsidiary level and we hope to continue that structure moving forward. The cleaning up of our balance sheet can now allow J.T. to focus 100% of his time on growing our business. I am excited for this new chapter at the company because I believe we bring a number of competitive advantages to the process.

Our strategic advantage starts with personnel. J.T. has been able to attract outstanding individuals to enter our search program. These are generally people in their early 30’s, with strong credentials and who do not want to work in a highly structured and limiting corporate position. I remember back in my mid 30’s and all of my friends and associates in corporate America were questioning our futures. We were making good salaries, but we were not in control of our destiny. The corporate world is open to our searchers but they join Kingsway for the chance to find a great business that they will lead. They will prosper over the next 5 to 10 years if they both choose the right opportunity and are successful in managing and growing the company. Their fate is completely in their own hands. This is not like working at a consulting firm or being another VP at a Fortune 500 company wondering where you fit in the next reorganization. The attractiveness of this opportunity is what has allowed J.T. and Kingsway to find such qualified candidates.

Page | 2

The country is filled with a universe of businesses that are appealing to Kingsway, run by folks in their 60’s and 70’s. These entrepreneurs generally started the business and without an obvious successor, are limited to who might purchase their company. The sellers can meet our searchers, decide if they like them and start to get a sense that their business will be in excellent condition upon a sale. Our experience in the few businesses we have bought in the last couple of years has proven to be quite fulfilling for both the sellers and the searchers. We are an excellent home for a business which has been nurtured by a loving and caring seller.

J.T. and his team have also worked hard to create a robust program for training the searchers in how to succeed in finding and buying great businesses. With the help of our two advisors, Tom Joyce and Will Thorndike, our searchers hopefully realize that we are giving them all the tools they need to succeed.

Kingsway is providing a new CEO to the business, we provide a shield against future tax obligations with our NOLs and have capital available for the searchers so they don’t have to spend their precious time both raising capital and finding a great business. As we move forward, I hope we have between 3-5 searchers looking for businesses at any one time. I think this will give us the opportunity to buy 2 or 3 businesses per year, if we work hard and have some luck in the process. Over time, we have another advantage and that is we hope that existing business leaders are able to add tuck-in acquisitions as well. For example in two years we might have 6 or 8 business leaders and 3-5 searchers at Kingsway. This might give us more than 10 searchers and business leaders to identify and buy 2 to 3 new acquisitions per year. This seams like a reasonable goal that can be reached.

Moving forward, Kingsway should have ample capital to fund the potential 2-3 new deals each year with the existing capital on our balance sheet and the proceeds from our outstanding $5.00 warrants that will expire in September of 2023. We have been able to finance our acquisitions with reasonably priced financing, but it does tend to carry high amortization schedules. Much of these financing will completely amortize over a 4-5 year period. If an acquisition does well, we will likely end up placing a new larger loan on our business at the end of 5 years to both provide additional capital to Kingsway and provide a cash payment to the searcher, which reflects the increase value of the business. We hope this process can be rinse and repeat.

Our main challenge is finding great searchers who can identify excellent businesses, buy them on reasonable terms and run them well over time. Based upon my limited time on the Board, I think we have an excellent chance to succeed on this plan. Being disciplined about what we buy and what we pay will play a decisive roll in our future. Our searchers will also have to be able to transition to strong business leaders. Over the next few years I look forward to see if we can deliver on this challenge. I can’t wait to report back to my fellow shareholders next year to tell you how we are progressing.

Respectfully, Charlie Frischer Member, Board of Directors

Page | 3